                                   1,000,000

                              Preferred Securities

                               EBI Capital Trust I



                             UNDERWRITING AGREEMENT

                                 July ____, 1998

INTERSTATE/JOHNSON LANE CORPORATION
MORGAN KEEGAN & COMPANY, INC.
STERNE AGEE & LEACH, INC.
as Representatives of the Several Underwriters
c/o Interstate/Johnson Lane Corporation
945 East Paces Ferry Road
Atlanta, Georgia  30326

Ladies and Gentlemen:

         EBI Capital Trust I (the "Trust"), a statutory business trust created under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. (Sections 3801, et seq.)) and Eagle Bancshares, Inc., a Georgia corporation (the "Company" and together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Interstate/Johnson Lane Corporation ("I/JL") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) for whom I/JL, Morgan Keegan & Company, Inc. and Sterne Agee & Leach, Inc. are acting as representatives (in such capacity, I/JL, Morgan Keegan & Company, Inc. and Sterne Agee & Leach, Inc. will be referred to as the "Representatives"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number set forth in Schedule A of 1,000,000 _____% Cumulative Trust Preferred Securities (liquidation amount of $25.00 per security) of the Trust. Said aggregate of 1,000,000 Preferred Securities are herein referred to as the "Firm Preferred Securities." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 150,000 additional ____% Cumulative Trust Preferred Securities (the "Optional Preferred Securities"), as provided in Section 2 hereof. The Firm Preferred Securities and, to the extent such option is exercised, the Optional Preferred Securities are hereinafter collectively referred to as the "Preferred Securities." The Preferred Securities will be guaranteed by the Company, to the extent described in the Prospectus, with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee"), to be dated as of July ____, 1998, between the Company and _______________________ as Trustee (the "Guarantee Trustee"). The Preferred Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the First Closing Date (as defined herein) or the Second Closing Date (as defined herein), as the case may be (the "DTC Agreement"), among the Trust, the Guarantee Trustee and DTC.

         Concurrently with the Offering, the Trust will sell to the Company its common securities (the "Common Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Common Securities Guarantee Agreement (the "Common Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees"), to be dated as of July ____, 1998, made by the Company. The entire proceeds from the sale of the Preferred Securities in the Offering will be combined with the entire proceeds from the sale of the Common Securities and will be used by the Trust to purchase $25,773,196 aggregate principal amount (plus up to an additional $3,865,979 aggregate principal amount if the Underwriters' over-allotment option is exercised) of ____% Subordinated Debentures due _____________, 2028 (the "Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Trust Agreement, to be dated as of July ____, 1998 (the "Trust Agreement"), among the Company, as sponsor, and C. Jere Sechler, Jr. and Richard B. Inman as administrators (the "Administrative Trustees"), __________________________, as property trustee (the "Property Trustee"), and , as Delaware trustee (the "Delaware Trustee" and, together with the Property Trustee and the Administrative Trustees, the "Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an indenture, to be dated as of July ____, 1998 (the "Indenture"), between the Company and ____________________________, as trustee (the "Debenture Trustee").

         The Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debentures are hereinafter collectively referred to as the "Securities."

         The Indenture, the Trust Agreement, the Guarantees, the Expense Agreement, the DTC Agreement, and this Agreement are hereinafter referred to collectively as the "Operative Documents."

         The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-______) containing a preliminary prospectus relating to the Offering under the Securities Act of 1933, as amended



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

(the "1933 Act"), and have filed such amendments thereto and such amended preliminary prospectuses as may have been required by the Commission on or prior to the date hereof. Promptly after execution and delivery of this Agreement, the Offerors will file such additional amendments to the registration statement and such amended prospectuses relating to the Offering (pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), the 1933 Act, the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or otherwise) as may hereafter be required by the Commission or pursuant to the terms of this Agreement. Such registration statement, as amended, at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date, at the time such post-effective amendment becomes effective, (including all financial statements, schedules and exhibits thereto and all documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, all exhibits to such documents and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), as from time to time amended or supplemented pursuant to the 1934 Act, the 1934 Act Regulations, the 1933 Act, the 1933 Act Regulations or otherwise, is referred to herein as the "Registration Statement." Any registration statement increasing the size of the Offering filed pursuant to Rule 462(b) of the 1933 Act Regulations is referred to herein as a "Rule 426(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including all financial statements, schedules and exhibits thereto and all documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and all exhibits to such documents, is referred to herein as the "Prospectus," except that if any revised prospectus relating to the Offering shall be provided to the Underwriters by the Offerors for use in the Offering which differs from the prospectus relating to the Offering on file at the Commission at the time of such use (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. The term "Preliminary Prospectus" means the preliminary prospectus dated July ___, 1998 distributed by the Underwriters prior to the date hereof.

         The Offerors understand that the Underwriters propose to make the Offering of the Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and after the Trust Agreement, the Indenture and the Preferred Securities Guarantee have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which



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

are incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus.

         SECTION 1.  Representations and Warranties.

         (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of each of the First Closing Date and the Second Closing Date, and agree with each Underwriter as follows:

                  (i) The Company meets the requirements for use of Form S-3 under the 1933 Act.

                  (ii) The Offerors have filed the Registration Statement with the Commission. The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form. Other than such Registration Statement and any such post-effective amendment, no document with respect to the Registration Statement has been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement, or any amendment thereto and no cease and desist order or temporary order under Section 8A of the 1933 Act has been issued, and no proceeding for either such purpose has been instituted or is pending or threatened by the Commission. No order preventing or suspending the use of any Prospectus or any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the "Underwriter Information" (as defined in Section 6(a) hereof) relating to the Underwriters.

                  (iii) The Registration Statement conforms, and the Prospectus and any Rule 462(b) Registration Statement and any further amendment or supplement to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and will not, as of the effective date of each of such Registration Statements and any amendment thereto, and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, and as of each of the First Closing Date and the Second Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be



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



         stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

                  (iv) Each document incorporated or deemed incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it was or hereafter is filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together and with the other information in the Prospectus at each time the Registration Statement and any amendment thereto is declared effective, during the time the Prospectus is required to be delivered by the 1933 Act, and at the First Closing Date and at the Second Closing Date, as the case may be, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (v) Arthur Andersen LLP, which have audited certain financial statements of the Company, are, and were during the periods covered in its report incorporated by reference into the Registration Statement and the Prospectus, independent public accountants with respect to the Company and its subsidiaries, as required by the 1933 Act, the 1933 Regulations, the 1934 Regulations and Commission Regulation S-X.

                  (vi) The Company's and its subsidiaries' systems of internal accounting controls taken as a whole are, in the opinion of management, sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements.

                  (vii) Except as disclosed in the Registration Statement and the Prospectus, no labor dispute is known to exist with the Company's or its subsidiaries' employees or is known to be imminent which could materially adversely affect the Company and its subsidiaries, considered as one enterprise.

                  (viii) The consolidated financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements. The supporting schedules, if any, included or incorporated by reference in the Registration Statement



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
         and the Prospectus present fairly, in all material respects, the information required to be stated therein. The summary and selected financial data included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

                  (ix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been
         (A) any change in the capital stock, long-term debt or short-term debt of the Company, (B) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (C) any transaction entered into by the Trust, the Company or any subsidiary, other than in the ordinary course of business, that is material to the Trust, or the Company and its subsidiaries, considered as one enterprise, or (D) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except for normal recurring dividends on the capital stock of the Company.

                  (x) Each of the Company and its subsidiaries other than Tucker Federal Bank (the "Bank") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority to own, lease and operate its properties and conduct its businesses as now conducted and as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; the Bank is duly organized and validly existing as a federally chartered stock savings and loan association and is in good standing under the laws of the United States with full power and authority to own, lease and operate its properties and conduct its business as now conducted and as described in the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction, if any, in which it is required to qualify, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank; and the Bank is a member in good standing of the Federal Home Loan Bank of Atlanta, and is a member in good standing of the Savings Association Insurance Fund ("SAIF") of the

         Federal Deposit Insurance Corporation ("FDIC") with its deposit accounts insured by the SAIF up to applicable limits.

                  (xi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, are not subject to or have been issued in violation of any preemptive or similar rights; all shares of common stock of the Company subject to outstanding options or warrants, if any, have been duly authorized and when issued in accordance with the terms of the applicable option or warrant, will be validly issued, fully-paid and non-assessable and will not be issued in violation of any preemptive rights (contractual or other); except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights which require the issuance or sale of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (xii) The Company owns beneficially and of record all of the issued and outstanding capital stock of the Bank, Eagle Real Estate Advisers, Inc. ("EREA") and Eagle Bancshares Capital Group, Inc. ("EBCG"), free and clear of any mortgage, pledge, lien, encumbrance or claim, and the Bank owns beneficially and of record all of the issued and outstanding capital stock of Eagle Service Corp. ("Eagle Service"), Prime Eagle Mortgage Corporation ("Prime Eagle") and Eagle A.R.M.S., Inc., free and clear of any mortgage, pledge, lien, encumbrance or claim, and the Bank has no other subsidiaries (the Bank, EREA, EBCG, Eagle Service, Prime Eagle and Eagle A.R.M.S., Inc. are sometimes hereinafter collectively referred to as the "Subsidiaries" or individually as a "Subsidiary" and the capital stock of the Subsidiaries is hereinafter collectively referred to as the "Subsidiary Stock"). All of the issued and outstanding shares of Subsidiary Stock have been duly and validly authorized and issued and are fully-paid and nonassessable, and except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights which require the issuance or sale of, and no commitment, plan or arrangement to issue, any Subsidiary Stock, or any security convertible into or exchangeable for any such stock.

                  (xiii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Preferred Securities; the Trust is duly qualified to transact business and is in good standing in each jurisdiction, if any, in which it is required to qualify, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Trust; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Registration Statement and the Prospectus; and the Trust is and will, under current



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

         law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                  (xiv) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights (contractual or other); and at the First Closing Date and at the Second Closing Date, as the case may be, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (xv) As of the First Closing Date and at the Second Closing Date, as the case may be, the Preferred Securities will have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor in accordance with the Trust Agreement, as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Trust Agreement and will conform in all material respects to the description thereof contained in the Prospectus and the issuance of the Preferred Securities will not be subject to preemptive or other similar rights.

                  (xvi) This Agreement has been duly authorized, executed and delivered by the Offerors and will, at the First Closing Date and at the Second Closing Date, be a valid and binding obligation of each Offeror, enforceable against each Offeror in accordance with its terms, except to the extent that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions").

                  (xvii) The Trust Agreement has been duly authorized by the Company and, at the First Closing Date and at the Second Closing Date, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization of the Trust Agreement by the Trustees, the Trust Agreement will, at the First Closing Date and at the Second Closing Date, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and at the First Closing Date, the Trust Agreement will have been duly qualified under the 1939 Act.

                  (xviii) Each of the Guarantees has been duly authorized by the Company and, at the First Closing Date and at the Second Closing Date, each of the Guarantees will have been duly executed and delivered by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and at the First Closing Date, the Preferred Securities Guarantee will have been duly qualified under the 1939 Act.

                  (xix) The Indenture has been duly authorized by the Company and, at the First Closing Date and at the Second Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and at the First Closing Date, the Indenture will have been duly qualified under the 1939 Act.

                  (xx) The Subordinated Debentures have been duly authorized by the Company and, at the First Closing Date and at the Second Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions; and the Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Prospectus; and the issuance of the Subordinated Debentures will not be subject to preemptive or similar rights.

                  (xxi) Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

                  (xxii) The Trust is not, and following consummation of the transactions contemplated hereby will not be an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxiii) The Operative Documents described in the Registration Statement and the Prospectus conform in all material respects to the summary descriptions thereof contained in the Registration Statement and the Prospectus.

                  (xxiv) None of the Trust, the Company nor any of the Subsidiaries is (i) in violation of any provision of its charter or by-laws or other constituent instrument; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, (iii) in violation of any material judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation of any federal, state or local court or other governmental authority applicable to the business or properties of the Company or its subsidiaries or the Trust, including, without limitation, any rule, regulation or order of, any agreement or understanding with, or any commitment to, the Office of Thrift Supervision ("OTS"), the FDIC or any other supervisory or regulatory authority that could result in any enforcement action against the Company, any of its subsidiaries or the Trust or their officers or directors, or (iv) not in compliance in all material respects with the statutes, rules and regulations of any state or other jurisdiction in which the Company or its subsidiaries or the Trust, as applicable, does business except for such defaults, violations or non-compliance that alone or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or of the Trust.

                  (xxv) The execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, the issuance and delivery of the Securities, the consummation by the Offerors of the transactions contemplated in the Operative Documents, and compliance by each of the Offerors with the terms of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company, and do not and will not result in any violation of the charter or by-laws of the Company or any of the Subsidiaries or the Trust Agreement or the certificate of trust of the Trust filed with the State of Delaware on ______, 1998 (the "Trust Certificate"), and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of the Subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, the Company or any of the Subsidiaries is a party or by which it may be bound or to which any of its properties may be subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise or (B) any existing applicable law rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or any of the Subsidiaries or any of their properties, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise or of the Trust.

                  (xxvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, other than those that have been made or obtained, is necessary or required for the performance by the Company or the Trust of their obligations hereunder, in connection with the issuance and sale of the Preferred Securities or the consummation of the transactions contemplated by the Operative Documents.

                  (xxvii) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust, threatened against or affecting the Trust, or the Company or any of the Subsidiaries that is required to be disclosed in the Registration Statement and the Prospectus or that, in the final outcome, could, in the judgment of the Company, result in any material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and the Subsidiaries considered as one enterprise, or that could materially and adversely affect the properties or assets of the Trust, or the Company and the Subsidiaries considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in the Operative Documents; the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Trust, the Company or any of the Subsidiaries is a party or which affect any of its properties that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to its business, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and the Subsidiaries considered as one enterprise.

                  (xxviii) There are no contracts or documents of a character required to be described in the Registration Statement and the Prospectus that are not described as required.

                  (xxix) Each of the Offerors and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted, except where the failure to own, procure or obtain any of the foregoing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or of the Trust, and none of the Offerors nor the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise.

                  (xxx) The Company is duly registered as a savings and loan holding company, and each of the Offerors and the Subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted and as described in the Registration Statement and the Prospectus, and neither the Offerors nor any of the Subsidiaries is aware of or has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise.

                  (xxxi) The Offerors and the Subsidiaries each has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Registration Statement and the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Trust, or the Company and the Subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Trust, and the Company and the Subsidiaries considered as one enterprise, and under which the Offerors or any of the Subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Offerors nor any of the Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Offerors or such Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxxii) Each of the Company, the Subsidiaries and the Trust has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (or has obtained extensions for such filings as permitted by applicable law) and has paid all taxes shown as owing thereon as and when due, or the Company, a Subsidiary or the Trust, as applicable, is engaged in bona fide negotiations or discussions with applicable government agencies with respect to the amount of taxes alleged to be due which amounts, including interest and penalties, if any, would not have a material adverse effect on the financial condition or results of operations (when considered on an annualized basis) of the Trust, or the Company and the Subsidiaries, considered as one enterprise.

                  (xxxiii) The Company has not (i) taken and will not take, directly or indirectly, any action which constitutes, or which is designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Securities or the common stock of the Company and (ii) since the filing of the Registration Statement, except for the marketing of the Securities and the payment to the Underwriters of the compensation contemplated by Section 2 of this Agreement, (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company.

                  (xxxiv) Neither the Company, the Subsidiaries, or the Trust, nor, to the knowledge of the Company and the Trust, any director, officer, agent, employee or other person acting on behalf of the Company, has directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (xxxv) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, or, to the extent that such offers or sales were not so registered or subject to an available exemption (1) the applicable statutes of limitations relating to any violations thereof have expired, (2) any such violations have been effectively waived, or (3) any such violations will not have a material adverse effect on the financial condition, results of operation or business of the Company and its subsidiaries, considered as one enterprise.

                  (xxxvi) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (b) Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any of the Subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Trust and the Company to each Underwriter as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at a price of $25.00 per Security, the number of Firm Preferred Securities set forth in

Schedule A opposite the name of such Underwriter, plus any additional Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) The Firm Preferred Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Firm Preferred Securities in book-entry form which will be deposited by or on behalf of the Trust with DTC or its designated custodian. The Trust will deliver the Firm Preferred Securities to I/JL, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by Federal wire transfer of same-day funds, by causing DTC to credit the Firm Preferred Securities to the account of I/JL at DTC. The Trust will cause the certificates representing the Firm Preferred Securities to be made available to I/JL for checking at least twenty-four hours prior to the First Closing Date at the office of DTC or its designated custodian. The time and date of such delivery and payment shall be 10:00 A.M., on _________, 1998, unless postponed in accordance with the provisions of Section 10, or such other time not later than ten business days after such date as shall be agreed upon by I/JL and the Offerors (such time and date of payment and delivery being herein called the "First Closing Date").

         (c) It is understood that each Underwriter has authorized I/JL, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Preferred Securities which it has agreed to purchase. I/JL individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Preferred Securities, if any, to be purchased by any Underwriter whose funds have not been received by the First Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 150,000 Optional Preferred Securities at the purchase price per security to be paid for the Firm Preferred Securities, for use solely in covering any over-allotments made by the Representatives for the account of the Underwriters in the sale and distribution of the Firm Preferred Securities. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Preferred Securities are released by the Representatives for sale to the public, upon notice by the Representatives to the Company setting forth the aggregate number of Optional Preferred Securities as to which the Underwriters are exercising the option and the time of delivery. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by the Representative, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Preferred Securities to be purchased by each Underwriter shall be determined by multiplying the number of Optional Preferred Securities to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Preferred

Securities to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 1,000,000 (subject to such adjustments to eliminate any fractional share purchases as the Representatives in their discretion may make). The manner of payment for and delivery of the Optional Preferred Securities shall be the same as for the Firm Preferred Securities purchased from the Company as specified in the three preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the 1933 Act the number of Optional Preferred Securities as to which the option has not been exercised.

         (e) As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase Subordinated Debentures of the Company, the Company hereby agrees to pay at the First Closing Date or the Second Closing Date, as the case may be, to I/JL in immediately available funds, for the accounts of the several Underwriters, $______ per Preferred Security to be delivered by the Trust hereunder at the First Closing Date or the Second Closing Date, as the case may be, or if agreed by the Representatives and the Company, by deduction from the amount payable by the Underwriters to the Trust in respect of the Preferred Securities being purchased on such date.

         (f) The Underwriters will comply with all material applicable laws and rules in connection with the sale of the Securities and the Underwriters are not acting as an agent for the Company.

         SECTION 3. Covenants of the Offerors. The Offerors jointly and severally covenant with each Underwriter as follows:

         (a) The Company will comply with Rule 430A under the Act, if applicable. The Company will make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any First Closing Date which shall be reasonably disapproved by the Representatives after reasonable notice thereof. The Company will notify the Representatives immediately and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement (and any other amendment thereto) has been declared effective by the Commission, (ii) of the transmittal to the Commission for filing of any amendment or supplement to the Prospectus or any document that will be incorporated by reference in the Prospectus, (iii) of the receipt by the Company of any comments from the Georgia Department of Banking and Finance ("Georgia Department"), the Commission or any state securities commission with respect to the transactions contemplated by this Agreement, (iv) of any request by the Georgia Department, the Commission or any state securities commission for any amendment or supplement to the Registration Statement or the Prospectus, or for additional information, (v) of the issuance by the Office of Thrift Supervision (the "OTS"), the Federal Reserve Board, the Georgia Department, the Commissioner or any state securities commission or court of competent jurisdiction of any order suspending either the Offering or the use of either the Preliminary Prospectus or the Prospectus or of the threat of any such action by any such entity, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or of the receipt by the Company of any notification with respect to the suspension of the registration qualification or exemption of the Preferred Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any stop order or of any order preventing or suspending the use of any preliminary Prospectus or Prospectus or suspending any such registration, qualification of exemption, and if such an order is issued, the Company promptly will use its best efforts to obtain its withdrawal.

         (b) The Company will give the Representatives notice of its intention to file or prepare any amendment or supplement to the Registration Statement or any filing under Rule 462(b) or any amendment or supplement to the Prospectus (whether, in the case of the Registration Statement and the Prospectus, by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise and, in the case of the Prospectus, by amending or supplementing the Prospectus then being used by the Underwriters) and will furnish the Representatives with copies of any such amendment or supplement or other document proposed to be filed a reasonable amount of time prior to such proposed filing and will not file any such amendment or supplement or other document or use any such prospectus to which the Representatives or counsel to the Underwriters shall reasonably object.

         (c) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

         (d) The Company has delivered or will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

         (e) If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the

Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) If, at the time that the Registration Statement or a post-effective amendment thereto becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following effectiveness, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted and will use its best efforts to cause any such post-effective amendment to be declared effective as promptly as practicable.

         (g) The Offerors, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file, in accordance with the 1934 Act, all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (h) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Preferred Securities have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (i) The Company will, on behalf of the Trust, make generally available to the Trust's security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (j) For so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, to furnish to the holder of Preferred Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its subsidiaries on a consolidated basis, certified by independent public accountants).

         (k) During the period of five years from the effective date of the Registration Statement (provided the Preferred Securities continue to be publicly traded), to furnish and deliver to you as soon as they are available
(i) copies of all reports or other communications (financial or other) furnished to stockholders and copies of any reports and financial statements furnished to or filed with the Commission, Nasdaq National Market, American Stock Exchange or any other national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company and its Subsidiaries as you may, from time to time, reasonably request (subject to the Underwriters' obligation to handle any material nonpublic information provided to them by the Company in a confidential manner and in accordance with their obligations under applicable federal securities laws).

         (l) The Offerors will cooperate with the Underwriters and use their best efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of DTC.

         (m) The Trust will use the net proceeds received by it from the sale of the Preferred Securities, and the Company will use the proceeds received by it from the sale of the Subordinated Debentures, in the manners specified in the Prospectus under "Use of Proceeds."

         (n) Prior to 120 days from date of issuance neither the Trust nor the Company will, without the prior written consent of I/JL, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any securities that are substantially similar to the Preferred Securities, any security convertible into exchangeable or exercisable for Preferred Securities or any equity security substantially similar to the Preferred Securities (except for the Securities issued pursuant to this Agreement or with the prior written consent of I/JL).

         SECTION 4. Payment of Expenses.

         The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including all costs and expenses incident to (i) the preparation, printing or other production and filing of documents with respect to the transaction including without limitation the Operative Documents and including without limitation any costs of preparation, printing and filing of the Registration Statement originally filed with respect to the Preferred Securities and any amendment thereto, any Rule 462(b) Registration Statement, and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, the Subsidiaries or the Trust,

(iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Preferred Securities, including transfer agent's and registrar's fees, (v) the qualification of the Preferred Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Preferred Securities, (vii) the fees and expenses of listing the Preferred Securities on the American Stock Exchange, (viii) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees an disbursements of counsel for such trustees in connection with the Operative Document (ix) the travel and lodging expenses of employees of the Company or the Subsidiaries who participate in the advertising and marketing of the Preferred Securities; and (x) all other costs and expenses incident to the performance of the obligations of the Company or the Trust hereunder which are not otherwise specifically provided for in this Section. If the sale of the Preferred Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Representatives upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall be effective at the time of execution of this Agreement. If required, the Prospectus that constitutes a part of the Registration Statement and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or I/JL, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

         (b) Opinion of Outside Counsel for Offerors. At the First Closing Date, the Underwriters shall have received the favorable opinion, dated as of the First Closing Date, of Long, Aldridge & Norman, counsel for the Company, to the effect set forth in Exhibit A hereto.

Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deemed proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials.

         (c) Opinion of Special Delaware Counsel for Offerors. If the opinion referred to in Section 5(b) does not cover applicable matters of Delaware law, at the First Closing Date, the Underwriters shall have received the favorable opinion, dated as of the First Closing Date, of special Delaware counsel of the Offerors, to the effect set forth in Exhibit B hereto.

         (d) Opinion of Counsel for State Street Bank and Trust Company. At the First Closing Date, the Underwriters shall have received the favorable opinion, dated as of the First Closing Date, of ________________, counsel to _____________________, as Property Trustee under the Trust Agreement, and Guarantee Trustee under the Preferred Securities Guarantee Agreement, to the effect set forth in Exhibit C hereto.

         (e)      Opinion of Special Tax Counsel for the Offerors. At the
First Closing Date, the Underwriters shall have received an opinion, dated as of the First Closing Date, of _______________________, special tax counsel to the Offerors, that (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (ii) although the discussion set forth in the Prospectus under the heading "Material Federal Income Tax Consequences" does not purport to discuss all possible United states federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, such discussion constitutes, in all materials respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

         (f) Opinion of Counsel for Underwriters. At the First Closing Date, the Underwriters shall have received the favorable opinion, dated as of the First Closing Date, of Sutherland, Asbill & Brennan LLP, counsel for the Underwriters, to the effect set forth in Exhibit D hereto.

         (g) Certificates. At the First Closing date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chairman, any Vice Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the chief financial officer or the chief accounting officer of the Company and a certificate of an Administrative Trustee of the Trust, dated as of the First Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct in all material respects, when made and are true and correct, in all material respects, with the same force and effect as though expressly made at and as of the First Closing Date, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the First Closing Date.

         (h) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Arthur Andersen LLP a letter, dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

         (i) Bring-down Comfort Letter. At the First Closing Date, the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of the First Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the First Closing Date.

         (j) Further Assurances. On or before the First Closing Date, the Representatives and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

         (k) NASD Approval. At the date of this Agreement and at the First Closing Date, the NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in such offering.

         (l) Approval for Listing on AMEX. At the date of this Agreement and at the First Closing Date, the Preferred Securities shall have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

         (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Offerors at any time at or prior to the First Closing Date, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 6, 7 and 8 and this Section 5(m) shall survive any such termination and remain in full force and effect.

         All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

         The respective obligations of the several Underwriters to purchase any pay for any Optional Preferred Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Preferred Securities, except that all references to the Firm Preferred Securities and the First Closing Date shall be deemed to refer to such Optional Preferred Securities and the related Second Closing Date, respectively.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Offerors agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in the Registration Statement or any amendment to the Registration Statement including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus, including the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

                  (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by I/JL), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that nay such expense is not paid under (i) or (ii) above;

provided, however, that this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the

Offerors by any Underwriter through I/JL expressly for use in the Registration Statement or any amendment to the Registration Statement or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). Such written information provided by any Underwriter through I/JL expressly for such use is referred to as "Underwriter Information."

                  The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Preferred Securities, or any person controlling such Underwriter if a copy of the Prospectus (as then amended or supplemented if the Offerors shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) Indemnification of Offerors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers, the Trust, each of the Trustees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through I/JL expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by I/JL, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Offerors. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent the indemnifying party in its judgment considers such request to be reasonable and
(y) provides written notice to the indemnified party stating the reason it deems the unpaid balance unreasonable, in each case prior to 45 days after receipt by such indemnifying party of the aforesaid request from the indemnified party.

         SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in
Section 6 hereof is for any reason insufficient to hold harmless, or is held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant considerations.

         The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total commission received by the Underwriters in the Preferred Offering, bear to the aggregate initial offering price of the Preferred Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1993 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each officer and director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Preferred Securities to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Underwriters may terminate this Agreement with respect to the Firm Preferred Securities or any Optional Preferred Securities, by notice to the Offerors, at any time at or prior to the First Closing Date or the Second Closing Date, respectively (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum rages for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or Georgia authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 and this Section 9 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the First Closing Date or at the Second Closing Date to purchase the Firm Preferred Securities or the Optional Preferred Securities, as the case may be, which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly to purchase the full amount thereof in the proportions that their respective purchasing obligations hereunder bear to the purchasing obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Interstate/Johnson Lane Corporation at 945 East Paces Ferry Road, Atlanta, Georgia 30326, attention of Richard G. Steingraber with a copy to Sutherland, Asbill & Brennan LLP, 999 Peachtree Street, Atlanta, Georgia 30309, Attention of Charles D. Ganz; notices to the Offerors shall be directed to Eagle Bancshares, Inc., 2355 Main Street, Tucker, Georgia 30084, attention of C.J. Sechler, Jr., Chairman, President and Chief Executive Officer, with a copy to Long, Aldridge & Norman, One Peachtree Center, 303 Peachtree Street, Atlanta, Georgia 30308, attention of William L. Floyd.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

         SECTION 14. Effect of Headings. The Article and Section hearings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Offerors in accordance with its terms.

                                      Very truly yours,

                                      EAGLE BANCSHARES, INC.

                                      By:
                                             -------------------------------
                                      Title:
                                             -------------------------------

                                      EBI CAPITAL TRUST I

                                      By:
                                             -------------------------------
                                      Title:
                                             -------------------------------

                                      CONFIRMED AND ACCEPTED, as
                                      of the date first above
                                      written:

                                      INTERSTATE/JOHNSON LANE CORPORATION
                                      MORGAN KEEGAN & COMPANY, INC.
                                      STERNE, AGEE & LEACH, INC.

                                      By:    INTERSTATE/JOHNSON LANE
                                             CORPORATION

                                      By:
                                             -------------------------------
                                             Authorized Signatory

                                   SCHEDULE A

Name of Underwriters                              Number of Preferred
--------------------                              -------------------
                                                      Securities
                                                      ----------

Interstate/Johnson Lane Corporation

Morgan Keegan & Company, Inc.

Sterne Agee & Leach, Inc.




Total                                                  1,000,000
                                                       =========